SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about December 15, 2009:

NB&T Financial Group, Inc., parent company of The National Bank and Trust Company, Wilmington, Ohio, has declared a dividend of $.29 per share payable January 25, 2010 to shareholders of record December 30, 2009. This dividend is the same as the previous quarter and the same as declared in December 2008. John J. Limbert, President and CEO, commented, “While many of the large national and regional banks are making news paying back taxpayer money, we’re proud to be part of the local community bank fraternity that did not take any TARP funds, but instead is paying back our shareholders for their continued investment in us and their local communities.”

National Bank and Trust, with assets of $555 million, operates 19 banking offices and an insurance subsidiary, NB&T Insurance Agency, Inc., in Clinton, Clermont, Brown, Warren and Highland counties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin
Senior Vice President, Chief Financial Officer

Date: December 15, 2009